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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
 We consent to the incorporation by reference in the registration statement of
Houston Lighting & Power Company on Form S-8 (File No. 333-      ) of our report
dated June 6, 1997, on our audits of the financial statements of the NorAm Energy Corp. Employee Savings and Investment Plan as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995, which report is included in the NorAm Energy Corp. Employee Savings and Investment Plan Annual Report on Form 11-K.


                                                  COOPERS & LYBRAND L.L.P.

Houston, Texas
July 30, 1997